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                                                                     Exhibit 4.3

                               AMENDMENT NO. 1 TO
                          SUPPLEMENTAL INDENTURE NO. 5

                                 BY AND BETWEEN

                             HEALTH CARE REIT, INC.

                                       AND

                                FIFTH THIRD BANK

                            AS OF SEPTEMBER 16, 2003

            SUPPLEMENTAL TO THE INDENTURE DATED AS OF APRIL 17, 1997

         --------------------------------------------------------------

                             HEALTH CARE REIT, INC.

                              8.09% Notes due 2004
                              8.17% Notes due 2006
                              7.50% Notes due 2007
                              7.625% Notes due 2008


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                 AMENDMENT NO. 1 TO SUPPLEMENTAL INDENTURE NO. 5
                 -----------------------------------------------

         This AMENDMENT NO. 1 ("Amendment No. 1") is made and entered into as of September 16, 2003, between HEALTH CARE REIT, INC., a Delaware real estate investment trust (the "Company"), and FIFTH THIRD BANK, an Ohio banking corporation, as trustee (the "Trustee").

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, the Company and the Trustee executed and delivered an Indenture, dated as of April 17, 1997 (as amended, supplemented or otherwise modified from time to time, the "Indenture") to provide for the future issuance of the Company's debt securities (the "Securities") to be issued from time to time in one or more series;

         WHEREAS, pursuant to the terms of the Indenture, the Company and the Trustee executed and delivered (a) the First Supplemental Indenture, dated as of April 17, 1997, to provide for the establishment of a series of its Securities, to be known as its 8.09% Notes due 2004; (b) the Second Supplemental Indenture, dated as of March 13, 1998, to provide for the establishment of a series of its Securities, to be known as its 7.625% Notes due 2008; (c) the Third Supplemental Indenture, dated as of March 18, 1999, to provide for the establishment of a series of its Securities, to be known as its 8.17% Notes due 2006; (d) the Fourth Supplemental Indenture, dated as of August 10, 2001, to provide for the establishment of a series of its Securities, to be known as its 7.50% Notes due 2007; and (e) Supplemental Indenture No. 5, dated as of September 10, 2003, to amend certain provisions of the supplemental indentures described in items (a) through (d) above ("Supplemental Indenture No. 5") (each as amended, supplemented or otherwise modified from time to time, collectively the "Supplemental Indentures");

         WHEREAS, pursuant to the terms of the Indenture and the Supplemental Indentures, the Company and Trustee wish to amend certain provisions contained in Supplemental Indenture No. 5, subject to the terms and conditions hereinafter set forth; and

         WHEREAS, all capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Indenture and Supplemental Indentures.

         NOW, THEREFORE, the parties hereto agree as follows:

                  ARTICLE 1. AMENDMENTS TO SUPPLEMENTAL INDENTURE NO. 5.

                  Section 1.1 Supplemental Indenture No. 5 is hereby amended as follows:

                  (a) Section 1.1(d) is deleted in its entirety and the following is substituted therefor:

         (d) The Company will maintain, as of the last day of each of the Company's fiscal quarters and at all times, Total Unencumbered Assets of not less than 150% of the

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         aggregate outstanding principal amount of the Unsecured Debt of the
         Company and its Subsidiaries on a consolidated basis.

                  ARTICLE 2. EFFECTIVENESS.
                             --------------

                  SECTION 2.1 This Amendment No. 1 shall be effective for all purposes as of the date and time this Amendment No. 1 has been executed and delivered by the Company and the Trustee in accordance with Article Nine of the Indenture. As supplemented and amended hereby, the Indenture and Supplemental Indentures are hereby confirmed as being in full force and effect.

                  ARTICLE 3. MISCELLANEOUS.
                             --------------

         SECTION 3.1 In the event any provision of this Amendment No. 1 shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provisions hereof or any provisions of the Indenture or Supplemental Indentures.

         SECTION 3.2 To the extent any terms of this Amendment No. 1 are inconsistent with the terms of the Indenture or Supplemental Indentures, the terms of this Amendment No. 1 shall govern and supercede such inconsistent terms.

         SECTION 3.3 This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of Delaware.

         SECTION 3.4 This Amendment No. 1 may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.




                                       2
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         IN WITNESS WHEREOF, the Company and the Trustee have caused this
Amendment No. 1 to be executed as an instrument under seal in their respective corporate names as of the date first above written.

                                HEALTH CARE REIT, INC.

                                By:  /s/ George L. Chapman
                                   -----------------------------------------
                                Name:    George L. Chapman
                                Title:   Chairman and Chief Executive Officer

                                FIFTH THIRD BANK, as Trustee


                                By:  /s/ Christine M. Schaub
                                   -----------------------------------------
                                Name:    Christine M. Schaub
                                Title:   Vice President